SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 22, 2007

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant's telephone number, including area code): (916) 646-2020

                                                           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On August 22, 2007, each of Michael Benoff and Merle Symes notified Ophthalmic Imaging Systems (the “Company”) of his respective resignation from the Company’s board of directors, effective immediately. As of such date, Mr. Benoff was a member of the Company’s Audit Committee, Compensation Committee, Nominating Committee and Special Committee and Mr. Symes was a member of the Company’s Audit Committee and Special Committee. Their resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations or policies.

        On August 28, 2007 the board of directors of the Company appointed Jonathan R. Phillips and William D. Greer, CPA, as independent members of the Company’s board of directors, effective immediately. Neither Mr. Phillips nor Mr. Greer were selected as a director pursuant to any arrangement or understanding between either Mr. Phillips or Mr. Greer, as the case may be, and any other person. There are no transactions in which either Mr. Phillips or Mr. Greer have an interest requiring disclosure under Item 404(a) of Regulation S-B. The press release associated with these appointments has been attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

        Mr. Greer is currently the President and CEO of Evolved Digital Systems Inc. (TSE:EVD), a healthcare technology solutions company based in Montreal. Prior to joining Evolved Digital Systems, he served various senior finance and accounting positions for the Investment Products unit of CAN Insurance Company, RHI Management Solutions and Southern Financial. Additionally, he worked at the accounting firms of William Crosslin, Sparks & Vaden and Kraft Bros., Esstman, Patton & Harrell. He received a Bachelor of Science from the University of Tennessee at Martin, and was a scholarship recipient to the Graduate School of Banking of the South at Louisiana State University.

        Mr. Phillips is currently a Managing Director and Founder of Healthcare Growth Partners, a company that specializes in strategic and financial advisory services to healthcare technology companies. He is currently on the Board of Directors of Streamline Health Solutions, a Nasdaq listed company, and serves on its audit and compensation committees. Prior to founding Healthcare Growth Partners, Mr. Phillips served five years as a healthcare investment banker at William Blair & Company and also at Deloitte Consulting specializing in projects for healthcare and non-healthcare clients. He received a Masters of Business Administration from Northwestern University.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Press Release of the Company dated August 28, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2007	OPHTHALMIC IMAGING SYSTEMS By: /s/ Ariel Shenhar Name: Ariel Shenhar Title: Chief Financial Officer